                            SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           | |

Check the appropriate box:

| |        Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|        Definitive Proxy Statement
| |        Definitive Additional Materials
| |        Soliciting Material under Rule 14a-12

                                    SBE, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not applicable
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
| |  Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
     0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------


| |  Fee paid previously with preliminary materials:

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                    SBE, Inc.
                          2305 Camino Ramon, Suite 200
                           San Ramon, California 94583

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 18, 2003

To The Stockholders Of SBE, INC.:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of SBE, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, March 18, 2003 at 5:00 p.m. local time at the Company's offices at 2305 Camino Ramon, Suite 200, San Ramon, California for the following purposes:

     (1) To elect one director to hold office until the 2006 Annual Meeting of Stockholders and until his successor is elected, or until his earlier death, resignation or removal.

     (2) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending October 31, 2003.

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on February 4, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                         By Order of the Board of Directors

                                         /s/ David W. Brunton


                                         David W. Brunton
                                         Secretary


San Ramon, California
February 7, 2003


-------------------------------------------------------------------------------
     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
-------------------------------------------------------------------------------

                                    SBE, Inc.
                          2305 Camino Ramon, Suite 200
                           San Ramon, California 94583

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 18, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of SBE, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, March 18, 2003, at 5:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 2305 Camino Ramon, Suite 200, San Ramon, California. The Company intends to mail this proxy statement and accompanying proxy card on or about February 10, 2003 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on February 4, 2003 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 4,152,360 shares of Common Stock.

     Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2305 Camino Ramon, Suite 200, San Ramon, California 94583, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 is October 10, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of stockholders (no earlier than November 19, 2003 and no later than December 19, 2003, as currently scheduled); provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders wishing to submit any such proposals are also advised to review Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's Bylaws, which contain additional requirements with respect to stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


     The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of four members. Mr. Heye is currently a director of the Company who was previously elected by the stockholders and is the current director in the class whose term of office expires in 2003. If elected at the Annual Meeting, Mr. Heye would serve until the 2006 annual meeting and until his successor is elected, or until his earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the matter at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for the person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

William B. Heye, Jr.

     Mr. Heye, 64, joined us in November 1991 as President, Chief Executive Officer and a member of the Board of Directors. From 1989 to November 1991, he served as Executive Vice President of Ampex Corporation, a manufacturer of high-performance scanning recording systems, and President of Ampex Video Systems Corporation, a wholly-owned subsidiary of Ampex Corporation and a manufacturer of professional video recorders and editing systems for the television industry. From 1986 to 1989, Mr. Heye served as Executive Vice President of Airborn, Inc., a manufacturer of components for the aerospace and military markets. Prior to 1986, Mr. Heye served in various senior management positions at Texas Instruments, Inc. in the United States and overseas, including Vice President and General Manager of Consumer Products and President of Texas Instruments Asia, Ltd., with headquarters in Tokyo, Japan.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF THE NAMED NOMINEE.


DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

Raimon L. Conlisk

     Mr. Conlisk, 80, has served as a director since 1991 and has served as Chairman of the Board since December 1997. Since August 1985, Mr. Conlisk has served as a member of the Board of Directors of Exar Corporation ("Exar"), a manufacturer of integrated circuits for communication applications. Mr. Conlisk was appointed Vice Chairman of the Board of Exar in August 1990 and subsequently served as Chairman of the Board from August 1994 to April 2002, and is currently serving as Vice Chairman of the Board. From 1977 until his retirement in 1999, Mr. Conlisk was President of Conlisk Associates, a management consulting firm serving high-technology companies in the United States and foreign countries. From 1991 through 1998, Mr. Conlisk served as a director of XeTel Corporation, a contract manufacturer of electronic equipment. Mr. Conlisk was President, from 1984 to 1989, and Chairman of the Board of Directors, from 1989 until retirement in June 1990, of Quantic Industries, Inc. ("Quantic"), a manufacturer of electronic systems and devices for aerospace, defense, and factory automation applications, and he served as a director of Quantic from 1970 until retirement. From 1970 to 1973 and from 1987 to 1990, Mr. Conlisk served as a director of the American Electronics Association.

Randall L-W. Caudill

     Dr. Caudill, 55, has served as a director since 1997. From January 1997 to date, Dr. Caudill has been President of Dunsford Hill Capital Partners, a consulting firm serving high-technology and biotechnology companies in the United States and abroad. From February 1993 to December 1996, Dr. Caudill served as Managing Director of the San Francisco corporate finance office of Prudential Securities, an investment banking firm. From June 1987 to February 1993, Dr. Caudill was Managing Director in charge of Prudential Securities' Mergers and Acquisitions Department, and he served as co-head of the Investment Banking department in 1991. Dr. Caudill serves as a director of: Northwest Biotherapeutics, Inc., a developer of prostate cancer diagnostic and therapeutic products; Ramgen Inc., an electric power generation company; VaxGen, Inc., a developer of HIV vaccines; MediQuest Inc., a developer of therapies for autoimmune diseases; SCOLR Inc., a specialized drug delivery company; and Helix BioMedix, Inc., a developer of therapeutic peptides.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

Ronald J. Ritchie

     Mr. Ritchie, 62, has served as a director since 1997. From October 1999 to date, Mr. Ritchie has been president of Ritchie Associates, a business and management consulting firm. Mr. Ritchie served as Chairman of the Board of VXI Electronics, Inc., a supplier of power conversion components, from February 1998 until its acquisition by Celestica Inc. in September 1999. Mr. Ritchie was President and CEO of Akashic Memories Corporation, a firm supplying thin film hard disk media to manufacturers of disk drive products, from November 1996 to January 1998. Mr. Ritchie was President of Ritchie Associates, a business and management consulting firm, from May 1994 to November 1996. From August 1992 to April 1994, Mr. Ritchie was President and Chief Operating Officer of Computer Products, Inc., a supplier of power conversion components and system applications for the computer and networking industry. Prior to August 1992, Mr. Ritchie held President or senior executive positions at Ampex Corporation, Canaan Computer Corporation, Allied Signal Corporation and Texas Instruments. From October 1999 to June 2002, Mr. Ritchie also served as director of PixTech, Inc., a provider of field emission displays to worldwide customers, and he served as interim Chief Executive Officer of PixTech from August 2001 to June 2002.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended October 31, 2002 the Board of Directors held nine meetings and acted by unanimous written consent one time. The Board has an Audit Committee and a Compensation Committee but does not have a nominating committee or any committee performing a similar function.

     The Audit Committee meets with the Company's independent auditors quarterly to review the results of the auditors' quarterly review of the Company's financial statements, and at year end, to review the annual audit; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls; and performs other related duties delegated to such committee by the Board. The Audit Committee, which consists of three non-employee directors, Dr. Caudill, Mr. Conlisk and Mr. Ritchie, held five meetings during fiscal 2002. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards. The Audit Committee has adopted a written Audit Committee Charter that was filed as Appendix A to the definitive proxy statement filed with the Securities and Exchange Commission in connection with the Company's 2000 Annual Meeting of Stockholders.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which consists of three non-employee directors, Dr. Caudill, Mr. Conlisk and Mr. Ritchie, held one meeting during fiscal 2002.

     During the fiscal year ended October 31, 2002, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1


     The Committee has reviewed and discussed the audited financial statements of the Company for the year ended October 31, 2002. The Committee has also discussed the audited financial statements with management and PricewaterhouseCoopers LLP.


     The  Committee has discussed  with  PricewaterhouseCoopers  LLP the matters
required  to  be  discussed  by  Statements   on  Auditing   Standards  No.  61,
Communication with Audit Committees, as amended.


     The Committee has discussed with PricewaterhouseCoopers LLP the auditor's independence from the Company and its management including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Committee has also received the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1.


     Based on the foregoing discussions with management and PricewaterhouseCoopers LLP, the Committee has recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended October 31, 2002, to be filed with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company's independent auditors for the year ending October 31, 2003.




                                              Audit Committee Members:

                                              Randall L-W. Caudill
                                              Raimon L. Conlisk
                                              Ronald J. Ritchie












---------------------------
1 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act") whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending October 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP or its predecessor, Coopers & Lybrand LLP, has audited the Company's financial statements since 1974. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

AUDIT FEES

     During the fiscal year ended October 31, 2002, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $75,890.

ALL OTHER FEES

     During fiscal year ended October 31, 2002, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit fees was $43,305.

     The Audit  Committee has determined the rendering of non-audit  services by
PricewaterhouseCoopers   LLP  is  compatible  with   maintaining  the  auditor's
independence.

     During the fiscal year ended October 31, 2002, 100% of the total hours expended on the Company's financial audit by PricewaterhouseCoopers LLP were provided by PricewaterhouseCoopers LLP full-time permanent employees.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                           Beneficial Ownership(1)
                                                                       -------------------------------

                                                                        Number of
                Beneficial Owner                                         Shares    Percent of Total(2)
                ----------------------------------------------------   ---------- --------------------
                Stonestreet LP (3)
                c/o Canaccord Capital Corporation
                320 Bay Street, Suite 1300
                Toronto, ON M5H 4A6, Canada ........................    555,556          13.38%

                Mr. Steven T. Newby
                555 Quince Orchard Road, Suite 606
                Gaithersburg, MD  20878 ............................    450,839          10.86%

                Mr. William B. Heye, Jr. (4)(5)
                2305 Camino Ramon, Suite 200
                San Ramon, CA  94583 ...............................    324,493           7.81%

                Mr. Ronald C. Crane
                2101 California Street, Number 329
                Mountainview, CA  94040 ............................    225,637           5.43%

                Mr. Raimon L. Conlisk (5) ..........................     28,652              *

                Dr. Randall L-W. Caudill (5) .......................     22,283              *

                Mr. Ronald J. Ritchie (5) ..........................     22,158              *

                Mr. Kirk Anderson (5) ..............................     43,976          1.08%

                Mr. David Brunton (5) ..............................     71,364          1.72%

                Mr. Daniel Grey (5) ................................    122,510          2.95%

                All executive officers and directors as a group (7
                persons) ...........................................    635,436         15.30%

---------------------------
*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 4,152,360 shares outstanding on December 31, 2002, adjusted as required by rules promulgated by the SEC.

(3) Stonestreet LP has informed us that, on January 14, 2003, it sold shares to Leviticus Partners, L.P., reducing the beneficial ownership of Stonestreet LP to approximately 140,000 shares (3.38%). Leviticus Partners, L.P. increasing its beneficial ownership to 314,400 shares (7.59%). AMH Equity, LLC is the general partner of Leviticus Partners, L.P. Adam Hutt is the controlling person of AMH Equity, LLC.

(4)  Includes 183,330,  16,250,  16,250,  43,976,  46,664,  112,510,  and 16,250
     shares that Messrs. Heye, Conlisk, Ritchie, Anderson, Brunton, Grey and Dr. Caudill, respectively, have the right to acquire within 60 days after the date of this table under the Company's option plans.

(5)  Includes 50 shares held by Joan G. Heye, the wife of Mr. Heye.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     During fiscal 2002, each non-employee director of the Company received for his services a quarterly retainer of $3,000 plus fees of $1,000 for each Board and Committee meeting attended and a fee of $500 for each telephonic Board or Committee meeting in which such director participated. Each Committee chairman also receives an additional quarterly fee of $750. The Chairman of the Board receives, in lieu of all other fees, a fee of $40,000. In December 2001, the Board approved the payment of 50% of the director fees and committee member fees for the non-employee directors for meetings held between March 1, 2002 and October 31, 2002 to be paid in the form of stock bonuses under the 1996 Plan. In December 2002, the Board extended this arrangement until October 31, 2003. The exact number of shares issued in each case is determined by dividing the gross amount of the cash payment foregone by the closing price of the Company's Common Stock on the Nasdaq National Market on the business day prior to the date of the applicable Board or committee meeting. During fiscal 2002, the Company granted 13,425 shares to the non-employee directors in the form of stock bonuses in lieu of 50% of their cash compensation for attendance at Board and Committee meetings. In December 2002, the Company granted 10,668 shares to the non-employee directors in the form of stock bonuses in lieu of 50% of their cash compensation for attendance at the December 4, 2002 Board and Committee meetings. In the fiscal year ended October 31, 2002 the total compensation paid in cash or stock consideration to non-employee directors was $88,750. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     In addition, each non-employee director of the Company also receives stock option grants under the 2001 Non-Employee Directors' Stock Option Plan. In January 1991, the Board adopted, and the stockholders subsequently approved, the Company's 1991 Non-Employee Directors' Stock Option Plan (the "1991 Directors' Plan"). In January 2001, the Board approved, and the stockholders subsequently approved, an amended and restated 1991 Directors' Plan, and renamed the 1991 Directors' Plan the 2001 Non-Employee Directors' Stock Option Plan (the "2001 Directors' Plan"). Options granted under the 2001 Directors' Plan are non-discretionary. Upon initial election a non-employee director is granted an option to purchase 15,000 shares of Common Stock of the Company. In addition, on April 1 of each year (or the next business day should such date be a legal holiday), each non-employee director is automatically granted under the Directors' Plan, without further action by the Company, the Board or the stockholders of the Company, an option to purchase 5,000 shares of Common Stock of the Company. Prior to the adoption of the 2001 Directors' Plan in March 2001, upon initial election to the Board of Directors a non-employee director was granted an option to purchase 5,000 shares of Common Stock. Options granted under the 2001 Directors' Plan have a seven year term and become vested on the one year anniversary of the date of option grant, provided that the optionee has, during the entire year preceding the one year anniversary date, provided continuous service to the Company or an affiliate of the Company. Options granted under the 1991 Directors' Plan have a five- year term and vest in four equal installments commencing on the date one year after the grant of the option, provided that the optionee has, during the entire year prior to each such vesting date, provided continuous service to the Company or an affiliate of the Company. The exercise price of options granted under the 2001 Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction unless any surviving corporation assumes such options or substitutes similar options for such options. During fiscal 2002, the Company granted options covering an aggregate of 15,000 shares to the non-employee directors of the Company at an exercise price of $1.80 per share, the fair market value of such Common Stock on the date of grant (based on the closing sales price as reported on the Nasdaq National Market on the date of grant). As of December 31, 2002, no options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

     The following table shows, for the fiscal years ended October 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other most highly compensated executive officers at October 31, 2002 who earned more than $100,000 in salary and bonus in fiscal 2002 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                      Compensation
                                                     Annual Compensation                 Awards
                                       ----------------------------------------     ----------------

                                                                   Other Annual        Securities         All Other
                                                                   Compensation        Underlying       Compensation
Name and Principal Position   Year     Salary ($)    Bonus ($)        ($)(1)          Options (#)          ($)(2)
---------------------------  -------  ------------  ------------  -------------     ----------------   --------------
Mr. William B. Heye, Jr.      2002      $234,383        $1,000       ($1,425)          100,000             $5,100
---------------------------   2001       233,861       171,013         2,388            35,000              5,100
President and Chief           2000       250,000       271,013         2,582            50,000             12,974
Executive Officer

Mr. Kirk Anderson (3)         2002       108,598            --           327           100,000              3,283
Vice President of             2001       113,522         8,000           339            33,000              3,406
Operations

Mr. David W. Brunton (4)      2002       140,000            --           151           170,000              4,200
Vice President, Finance,
Chief Financial Officer

Mr. Daniel Grey (5)           2002       200,004        30,000         3,994           100,000              5,100
Senior Vice President of      2001       113,944        37,500        40,159           150,000                 --
Sales and Marketing










--------------------------------

(1) Includes $1,007, $151, $394 and $327 attributable in fiscal 2002 to Messrs. Heye, Brunton, Grey and Anderson, $2,388, $259 and $339 attributable in fiscal 2001 to Messrs. Heye, Grey and Anderson, $2,582 and $277 attributable in fiscal 2000 to Messrs. Heye and Anderson, respectively, for premiums paid by the Company for group term life insurance. Also includes $2,431 paid to the Company by Mr. Heye in fiscal 2002 for group term life insurance. Also includes $3,600 attributable in fiscal 2002 and $12,500 attributable in fiscal 2001 to Mr. Grey for automobile allowance. Also includes $25,000 attributable in fiscal 2001 to Mr. Grey for housing allowance. Also includes $2,400 attributable in fiscal 2001 to Mr. Grey for medical insurance premiums.

(2) The sum for each Named Executive Officer was paid by the Company as matching and profit sharing contributions to the Company's Savings and Investment Plan and Trust.

(3)  Mr. Anderson became an executive officer in October 2001.

(4)  Mr. Brunton became an executive officer in November 2001

(5)      Mr. Grey became an executive officer in May 2001.

Stock Option Grants And Exercises

     The Company grants stock options to its executive officers under its 1996 Plan. As of December 31, 2002, options to purchase a total of 1,134,341 shares were outstanding under the 1996 Plan and options to purchase 96,253 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended October 31, 2002, certain information regarding options granted to and held at year end by, the Named Executive Officers. No options were exercised by the Named Executive Officers during fiscal 2002.


                                    STOCK OPTION GRANTS IN LAST FISCAL YEAR
                           ----------------------------------------------------------
                                                                              Potential Realizable Value at Assumed
                                                                            Annual Rates of Stock Price Appreciation
                                           Individual Grants                             for Option Term
                           ----------------------------------------------   -----------------------------------------
                                                Percentage
                                                 of Total
                               Number of          Options
                               Securities       Granted to       Exercise
                               Underlying       Employees         or Base
                                Options          in Fiscal       Price Per    Expiration
            Name               Granted (1)       2002 (2)        Share (3)       Date         5% ($)        10% ($)
-------------------------- ---------------- ----------------  ------------- -------------- ----------- --------------
  Mr. William B. Heye, Jr.     100,000             12%             $0.90      10/22/09       $36,639       $85,385

  Mr. Kirk Anderson            100,000             12%              0.90      10/22/09        36,639        85,385

  Mr. David W. Brunton          70,000             21%              0.98      11/01/08        23,331        52,929
                               100,000                              0.90      10/22/09        36,639        85,385

  Mr. Daniel Grey              100,000             12%              0.90      10/22/09        36,639        85,385



                            VALUE OF OPTIONS AT END OF FISCAL 2002
                            --------------------------------------

                                             Number of Securities               Value of Unexercised
                                            Underlying Unexercised            In-the-Money Options at
                                           Options at FY-End (#) (4)               FY-End ($) (4)
                                       ------------------------------   -------------------------------
                   Name                Exercisable     Unexercisable     Exercisable     Unexercisable
       ----------------------------    -------------- ---------------   -------------- ----------------
       Mr. William B. Heye, Jr.          175,831           124,169            --             $44,000

       Mr. Kirk Anderson                  45,163           115,837           2,100            45,833

       Mr. David W. Brunton               37,916           132,084         $13,650            55,550

       Mr. Daniel Grey                   109,730           140,270            --              44,000

--------------------------

(1) In fiscal 2002, options to purchase 100,000 shares of Common Stock, having a one year vesting period and a term of seven years, were granted to each of the Named Executive Officers. Additionally, options to purchase 70,000 shares of Common Stock, with a two year vesting period and a seven year term, were granted to Mr. Brunton.

(2) Options to purchase 809,000 shares of Common Stock were granted to employees in fiscal 2002.

(3) Exercise price is the closing sales price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of grant.

(4) Fair market value of the Company's Common Stock at October 31, 2002 ($1.34) minus the exercise price of the options solely to the extent that options were "in-the-money" as of such date.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     The Compensation Committee of the Board is responsible for the administration of the compensation programs in effect for the Company's executive officers. The Committee currently consists of Ronald J. Ritchie, Randall L-W. Caudill and Raimon L. Conlisk, none of whom is an employee of the Company. The compensation programs have been designed to ensure that the compensation paid to the executive officers is substantially linked to both Company and individual performance. Accordingly, a significant portion of the compensation for which an executive officer is eligible is comprised of variable components based upon individual achievement and Company performance measures.

     Executive Compensation Principles

     The design and implementation of the Company's executive compensation programs are based on a series of general principles. These principles may be summarized as follows:

o Align the interests of management and stockholders to build stockholder value by the encouragement of consistent, long-term Company growth.

o Attract and retain key executive officers essential to the long-term success of the Company.

o Reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company.

o Provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets.

o    Emphasize reward for performance at the individual and corporate level.


     Components of Executive Compensation in Fiscal 2002

     For fiscal 2002, the Company's executive compensation programs included the following components:

          o    Base Salary

          o    Cash Bonus

          o    Long-Term Incentives

          o    Benefits and Perquisites

     Each component is calibrated to a competitive market position, with market information provided by compensation surveys prepared by independent consulting firms and information collected from companies selected by the Company's Compensation Committee as appropriate comparators of compensation practices. The companies selected by the Compensation Committee as appropriate comparators are generally represented in the Nasdaq Computer Manufacturing Index, whose performance over the past five years is compared to that of the Company in the chart appearing under the heading "Performance Measurement Comparison."

     Base Salary

     The base salary for each executive officer is determined on the basis of individual performance, the functions performed by the executive officer and the scope of the executive officer's ongoing responsibilities, and the salary levels in effect for comparable positions based on information provided by the compensation surveys referenced above and comparator information. The weight given to each of these factors varies from individual to individual. In general, base salary is designed primarily to be competitive within the relevant industry and geographic market.

     Each executive officer's base salary is reviewed annually to ensure appropriateness, and increases to base salary are made to reflect competitive market increases and individual factors. Company performance does not play a significant role in the determination of base salary.

     Cash Bonus

------------------------
2 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     The Company's Management Incentive Plan provides for the funding of a bonus pool based upon the Company's year-to-year rate of revenue growth and profit before tax. No funding of the bonus pool occurs if profit before tax does not exceed a threshold determined by comparing the cost of capital to the return on assets employed. Executive officers are eligible to receive cash performance bonuses ranging from 0% to 150% of their salary. In fiscal 2002, no executive officer received a cash bonus under this plan. Additionally, each officer is eligible to participate in the Company's Savings and Investment Plan and Trust and receive matching and profit sharing contributions as determined by the Board of Directors.

     Long-Term Incentives

     Long-term incentives are provided through stock option grants. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance. Customarily, option grants are made with exercise prices equal to the market price of the shares on the date of grant and will be of no value unless the market price of the Company's outstanding common shares appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders.

     The size of each option grant is designed to create a meaningful opportunity for stock ownership and is based upon several factors, including relevant information contained in the compensation surveys described above, an assessment of the option grants of comparable companies and the individual performance of each executive officer.

     Each option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (customarily the market price on the grant date) over a specified period of time (customarily seven years). The option generally vests in equal installments over a period of four years, contingent upon the executive officer's continued employment with the Company.

     Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company and the market price of the underlying shares appreciates over the option term.

     In fiscal 2002, the Committee granted stock options to its executive officers as set forth in the table entitled "Stock Option Grants During Fiscal 2002" contained elsewhere in this proxy statement. The Committee believes that stock options, particularly incentive stock options, encourage long-term Company stock ownership, and therefore that such grants are in the best interests of the Company and its stockholders.

     Benefits and Perquisites

     The benefits and perquisites component of executive compensation is generally similar to that which is offered to all of the Company's employees or that are typical in the industry for an executive's position or circumstances.

     Chief Executive Officer (CEO) Compensation

     In setting the compensation payable to the Chief Executive Officer, William
B. Heye, Jr., the goal is to provide compensation competitive with other companies in the industry while at the same time making a significant percentage of Mr. Heye's potential earnings subject to consistent, positive, long-term Company performance. In general, the factors utilized in determining Mr. Heye's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs.

                                               Ronald J. Ritchie, Chairman
                                               Randall L-W. Caudill
                                               Raimon L. Conlisk

Compensation Committee Interlocks and Insider Participation

     As noted above, during the fiscal year ended October 31, 2002, the Compensation Committee consisted of Mr. Ritchie, Mr. Conlisk and Dr. Caudill. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member.

PERFORMANCE MEASUREMENT COMPARISON3

     The following graph shows the total stockholder return of an investment of $100 in cash on October 31, 1997 for (i) the Company's Common Stock, (ii) the Total Return for the Nasdaq Stock Market (United States companies) ("Nasdaq Stock Market") and (iii) the Nasdaq Telecommunications Index ("Nasdaq Telecommunications"). All values assume reinvestment of the full amount of all dividends and are calculated as of October 31 of each year:




                                    [GRAPH]


------------------------
3 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     In November 1998, the Company amended a stock option that entitled  William
B. Heye, Jr., the Company's President and Chief Executive Officer, to acquire 139,400 shares of the Company's Common Stock at $4.25 per share to provide that such option could be exercised pursuant to a deferred payment alternative. Thereafter, Mr. Heye exercised such option pursuant to the deferred payment alternative, with a net value realized (the difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Market for the date of exercise) of $331,075. In connection with such exercise, Mr. Heye borrowed $743,950 from the Company, an amount equal to the sum of the exercise price for such option and certain taxes payable by Mr. Heye upon such exercise. Such loan was evidenced by a full recourse promissory note in the amount of $743,950, the payment of which is secured by all shares of the Company's Common Stock (including after-acquired shares) held by Mr. Heye. In October 2000, the Board of Directors extended the term of the note to November 2001. In December 2001, the Board of Directors amended, restated and consolidated the note to extended the term of the note to December 2003 and to require certain mandatory repayments of principal of between $25,000 to $100,000 each year while the note is outstanding. Such loan bears interest at a rate of 2.48% per annum, with interest payments due annually and the entire principal amount due in December 2003. At December 31, 2002, $718,950 of the principal amount of such note was outstanding and all due and payable accrued interest and mandatory repayments of principal had been paid.

     The Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Certificate of Incorporation, as amended, and the Company's By-Laws.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                         By Order of the Board of Directors

                                         /S/ DAVID W. BRUNTON

                                         David W. Brunton
                                         Secretary


February 7, 2003




DELIVERY OF THIS PROXY STATEMENT

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

     This year, a number of brokers with account holders who are SBE, Inc. stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to David Brunton, Chief Financial Officer, SBE, Inc., 2305 Camino Ramon, Suite 200, San Ramon, California 94583 or contact David Brunton at
(925) 355-7700.

     Stockholders  who currently  receive multiple copies of the proxy statement
at  their   address   and  would  like  to  request   "householding"   of  their
communications should contact their broker.


ANNUAL REPORT

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended October 31, 2002 is included with the Proxy Statement.